Filed Pursuant to Rule 424(b)(2) Registration Nos. 333-292881 and 333-292881-01

Pricing Supplement No. 41 dated June 3, 2026

(To Product Supplement No. 1 dated February 13, 2026,
Market Measure Supplement No. 1 dated February 13, 2026,

Prospectus Supplement dated February 13, 2026

and Prospectus dated February 13, 2026)

Wells Fargo Finance LLC Medium Term-Notes Series B Fully and Unconditionally Guaranteed by Wells Fargo & Company

$28,646,300 Trigger Callable Contingent Yield Notes with Daily Coupon Observation

Principal at Risk Securities Linked to the Least Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due December 5, 2029

Investment Description

The Trigger Callable Contingent Yield Notes (the “Notes”) are unsecured debt obligations of Wells Fargo Finance LLC (the “Issuer”) and fully and unconditionally guaranteed by Wells Fargo & Company (the “Guarantor”) linked to the least performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index (each an “Underlier” and together the “Underliers”). On a quarterly basis, unless the Notes have been previously redeemed, the Issuer will pay you a coupon (the “Contingent Coupon”) if the Closing Value of each Underlier on each eligible trading day during the applicable Observation Period is greater than or equal to its Coupon Barrier. However, if the Closing Value of any Underlier on any eligible trading day during an Observation Period is less than its Coupon Barrier, you will not receive any Contingent Coupon with respect to that Observation Period. The Issuer may, at its option, redeem the Notes on any Optional Redemption Date. If the Issuer elects to redeem the Notes prior to maturity, the Issuer will pay you the Principal Amount of the Notes plus any Contingent Coupon otherwise due, and no further payments will be made on the Notes. If the Issuer does not redeem the Notes prior to maturity, and the Closing Value of each Underlier on the Final Valuation Date (the “Final Underlier Value”) is greater than or equal to its Downside Threshold, the Issuer will repay the Principal Amount at maturity plus any final Contingent Coupon otherwise due. However, if the Final Underlier Value of any Underlier is less than its Downside Threshold, the Issuer will pay you a cash payment at maturity that is less than the Principal Amount, if anything, resulting in a percentage loss on the Principal Amount of the Notes equal to the negative Underlier Return of the Underlier with the lowest Underlier Return (the “Least Performing Underlier”). In this case, you will have full downside exposure to the Least Performing Underlier from its Initial Underlier Value to its Final Underlier Value, and will lose a significant portion, and possibly all, of your principal. Investing in the Notes involves significant risks. You may lose a significant portion or all of your principal. You may receive few or no Contingent Coupons during the term of the Notes. You will be exposed to the market risk of each Underlier on each eligible trading day during the Observation Periods and any decline in the value of one Underlier may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the value of any other Underlier. You will not participate in any appreciation of any Underlier and will not receive any dividends on the securities included in any Underlier. The Final Underlier Value of each Underlier is observed relative to its Downside Threshold only on the Final Valuation Date, and the contingent repayment of principal feature applies only if you hold the Notes to maturity. The Notes will not be listed or displayed on any securities exchange or any automated quotation system. Generally, the higher the Contingent Coupon Rate on a Note, the greater the risk of loss on that Note. All payments on the Notes are subject to credit risk, and you will have no ability to pursue any securities included in any Underlier for payment; if Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, default on their obligations, you could lose some or all of your investment.

Features	Key Dates

❑Contingent Coupon: On each Contingent Coupon Payment Date, the Issuer will pay you a Contingent Coupon if the Closing Value of each Underlier on each eligible trading day during the related Observation Period is greater than or equal to its Coupon Barrier. However, if the Closing Value of any Underlier on any eligible trading day during the related Observation Period is less than its Coupon Barrier, you will not receive any Contingent Coupon on the related Contingent Coupon Payment Date.

❑Issuer Optional Redemption: The Issuer may, at its option, redeem the Notes, in whole but not in part, on any Optional Redemption Date. If the Issuer elects to redeem the Notes prior to maturity, the Issuer will pay you the Principal Amount of the Notes plus any Contingent Coupon otherwise due, and no further payments will be made on the Notes.

❑Downside Exposure with Contingent Repayment of Principal at Maturity: If the Issuer does not redeem the Notes prior to maturity and the Final Underlier Value of each Underlier is greater than or equal to its Downside Threshold, the Issuer will repay the Principal Amount at maturity plus any final Contingent Coupon otherwise due. However, if the Final Underlier Value of any Underlier is less than its Downside Threshold, the Issuer will repay less than the Principal Amount at maturity, if anything, resulting in a percentage loss on your principal equal to the negative Underlier Return of the Least Performing Underlier. You may lose a significant portion or all of your principal. All payments on the Notes are subject to credit risk, and you will have no ability to pursue any securities included in any Underlier for payment; if Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, default on their obligations, you could lose some or all of your investment.

	Trade Date:	June 3, 2026
	Settlement Date:	June 5, 2026
	Observation Periods / Observation Period End-Dates[1]:	Quarterly (see page PRS-8)
	Optional Redemption Dates[1]:	Quarterly, beginning after six months (see page PRS‑8)
	Final Valuation Date[1]:	December 3, 2029
	Maturity Date[1]:	December 5, 2029
[1]Subject to postponement. See “Terms of the Notes” on page PRS-6 of this pricing supplement.

Note Offering

We are offering Trigger Callable Contingent Yield Notes linked to the least performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index. The Initial Underlier Value of each Underlier is its Closing Value (as defined below) on the Trade Date. The Notes are offered at a minimum investment of $1,000 (100 Notes).

Underlier	Contingent Coupon Rate	Initial Underlier Value	Coupon Barrier*	Downside Threshold*	CUSIP/ ISIN
Russell 2000® Index (RTY)	12.30% per annum	2,893.514	2,025.460, which is 70% of its Initial Underlier Value	1,736.108, which is 60% of its Initial Underlier Value	95005F200 / US95005F2002
S&P 500® Index (SPX)		7,553.68	5,287.58, which is 70% of its Initial Underlier Value	4,532.21, which is 60% of its Initial Underlier Value
EURO STOXX 50® Index (SX5E)		6,053.57	4,237.50, which is 70% of its Initial Underlier Value	3,632.14, which is 60% of its Initial Underlier Value

*Rounded to three decimal places with respect to the Russell 2000® Index and rounded to two decimal places with respect to the S&P 500® Index and EURO STOXX 50® Index.

The current estimated value of the Notes is $9.77 per Note. The estimated value of the Notes was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the Notes from you at any time after issuance. See “Estimated Value of the Notes” in this pricing supplement.

The Notes have complex features and investing in the Notes involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-10 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.

The Notes are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, default on their obligations, you could lose some or all of your investment. The Notes are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these Notes or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, market measure supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo Finance LLC
Per Note	$10.00	$0.10	$9.90
Total	$28,646,300.00	$286,463.00	$28,359,837.00

(1)Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, and UBS Financial Services Inc. (“UBS”) are the agents for the distribution of the Notes. See “Estimated Value of the Notes” and “Supplemental Plan of Distribution” in this pricing supplement for further information.

UBS Financial Services Inc. Wells Fargo Securities

Additional Information About the Issuer, the Guarantor and the Notes

You should read this pricing supplement together with product supplement No. 1 dated February 13, 2026, market measure supplement No. 1 dated February 13, 2026, the prospectus supplement dated February 13, 2026 and the prospectus dated February 13, 2026 for additional information about the Notes. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the product supplement, market measure supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

You may access the product supplement, market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009729/wffprincipal-424b2_021326.htm

• Market Measure Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009710/wffseriesb-424b2_021326.htm

• Prospectus Supplement dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/1738143/000183988226009700/seriesb-424b2_021326.htm

• Prospectus dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009692/standalone-424b2_021326.htm

PRS-2

Estimated Value of the Notes

The Original Offering Price of each Note includes certain costs that are borne by you. Because of these costs, the estimated value of the Notes on the Trade Date is less than the Original Offering Price. The costs included in the Original Offering Price relate to selling, structuring, hedging and issuing the Notes, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the Notes include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the Notes and (iii) hedging and other costs relating to the offering of the Notes.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the Notes as compared to conventional debt of Wells Fargo & Company of the same maturity, as well as our and our affiliates’ liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the Notes based on an assumed rate that is generally lower than our internal funding rate, which is described below and is used in determining the estimated value of the Notes.

If the costs relating to selling, structuring, hedging and issuing the Notes were lower, or if the assumed rate we use to determine the economic terms of the Notes were higher, the economic terms of the Notes would be more favorable to you and the estimated value would be higher. The estimated value of the Notes as of the Trade Date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the Notes set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the Notes by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the Notes, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the Notes (the “derivative component”).

The estimated value of the debt component is based on an internal funding rate that reflects, among other things, our and our affiliates’ view of the funding value of the Notes. This rate is used for purposes of determining the estimated value of the Notes since we expect secondary market prices, if any, for the Notes that are provided by WFS or any of its affiliates to generally reflect such rate. WFS determined the estimated value of the Notes based on this internal funding rate, rather than the assumed rate that we use to determine the economic terms of the Notes, for the same reason.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Notes And Any Secondary Market—The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the Notes determined by WFS is subject to important limitations. See “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Notes And Any Secondary Market—The Estimated Value Of The Notes Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the Notes after issuance

The estimated value of the Notes is not an indication of the price, if any, at which WFS or any other person may be willing to buy the Notes from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the Notes in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the Notes due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the Trade Date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate Principal Amount of the Notes to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the Notes is likely to be less than the Original Offering Price.

If WFS or any of its affiliates makes a secondary market in the Notes at any time up to the Settlement Date or during the 4-month period following the Settlement Date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the Notes that are included in the Original Offering Price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the Notes through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the Notes on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the Notes, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the Notes are held and to commercial pricing vendors. If you hold your Notes through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the Notes from WFS (directly or

PRS-3

indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the Notes at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the Notes. As a result, if you hold your Notes through an account at a broker-dealer other than WFS or any of its affiliates, the value of the Notes on your brokerage account statement may be different than if you held your Notes at WFS or any of its affiliates.

The Notes will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the Notes from investors, they are not obligated to do so and are not required to make a market for the Notes. There can be no assurance that a secondary market will develop.

PRS-4

Investor Suitability

The Notes may be appropriate for you if:	The Notes may not be appropriate for you if:

♦You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire Principal Amount.

♦You can tolerate a loss of a significant portion or all of your Principal Amount, and you are willing to make an investment that may have the full downside market risk of the Least Performing Underlier.

♦You are willing and able to accept the individual market risk of each Underlier on each eligible trading day during the Observation Periods and understand that any decline in the value of one Underlier will not be offset or mitigated by a lesser decline or any potential increase in the value of any other Underlier.

♦You believe each Underlier is likely to close at or above its Coupon Barrier on each eligible trading day during the specified Observation Periods, and, if any Underlier does not, you can tolerate receiving few or no Contingent Coupons over the term of the Notes.

♦You believe the Final Underlier Value of each Underlier is not likely to be less than its Downside Threshold and, if the Final Underlier Value of any Underlier is less than its Downside Threshold, you can tolerate a loss of a significant portion or all of your principal.

♦You understand and accept that you will not participate in any appreciation in the values of any Underlier and your potential return is limited to any Contingent Coupons paid on the Notes.

♦You are willing to invest in the Notes based on the Contingent Coupon Rate specified on the cover of this pricing supplement.

♦You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the values of the Underliers.

♦You do not seek guaranteed current income from this investment, you are willing to accept the risk of contingent yield and you are willing to forgo any dividends paid on the securities included in the Underliers.

♦You are willing to invest in Notes that the Issuer may redeem early at its option and you are otherwise willing to hold the Notes to maturity and accept that there may be little or no secondary market for the Notes.

♦You understand and are willing to accept the risks associated with each Underlier.

♦You are willing and able to assume the credit risk of Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, for all payments due to you under the Notes, including any repayment of principal.

♦You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire Principal Amount.

♦You cannot tolerate the loss of a significant portion or all of your Principal Amount, or you are not willing to make an investment that may have the full downside market risk of the Least Performing Underlier.

♦You are unwilling or unable to accept the individual market risk of each Underlier on each eligible trading day during the Observation Periods or do not understand that any decline in the value of one Underlier will not be offset or mitigated by a lesser decline or any potential increase in the value of any other Underlier.

♦You do not believe each Underlier is likely to close at or above its Coupon Barrier on each eligible trading day during the specified Observation Periods, or you cannot tolerate receiving few or no Contingent Coupons over the term of the Notes.

♦You believe at least one Underlier will depreciate over the term of the Notes and its Final Underlier Value is likely to be less than its Downside Threshold.

♦You seek an investment that participates in the full appreciation of the Underliers and whose return is not limited to any Contingent Coupons paid on the Notes.

♦You are unwilling to invest in the Notes based on the Contingent Coupon Rate specified on the cover of this pricing supplement.

♦You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the values of the Underliers.

♦You seek guaranteed current income from your investment, you are unwilling to accept the risk of contingent yield or you would prefer to receive any dividends paid on the securities included in the Underliers.

♦You are unable or unwilling to hold Notes that the Issuer may redeem early at its option, or you are otherwise unable or unwilling to hold the Notes to maturity, or you seek an investment for which there will be an active secondary market.

♦You are unwilling to purchase Notes with an estimated value as of the Trade Date that is lower than the Original Offering Price, as set forth on the cover page.

♦You do not understand or are not willing to accept the risks associated with each Underlier.

♦You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

♦You are not willing or are unable to assume the credit risk of Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, for all payments due to you under the Notes, including any repayment of principal.

The considerations identified above are not exhaustive. Whether or not the Notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Notes in light of your particular circumstances. You should also review carefully the sections titled “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement for risks related to an investment in the Notes. For more information about the Underliers, please see the sections titled “The Russell 2000® Index,” “The S&P 500® Index” and “The EURO STOXX 50® Index” below.

PRS-5

Terms of the Notes
Issuer:	Wells Fargo Finance LLC
Guarantor:	Wells Fargo & Company
Original Offering Price:	$10 per Note
Principal Amount:	$10 per Note. References in this pricing supplement to a “Note” are to a note with a Principal Amount of $10.
Underliers:

The Russell 2000® Index (Bloomberg ticker symbol: RTY), the S&P 500® Index (Bloomberg ticker symbol: SPX) and the EURO STOXX 50® Index (Bloomberg ticker symbol: SX5E) (each referred to as a “Market Measure” in the accompanying product supplement).

Term:	Approximately 3.5 years, unless redeemed earlier by the Issuer
Issuer Optional Redemption:

The Issuer may, at its option, redeem the Notes, in whole but not in part, on any Optional Redemption Date. If the Issuer elects to redeem the Notes prior to maturity, the Issuer will pay you the Principal Amount of the Notes plus any Contingent Coupon otherwise due on such Optional Redemption Date that is also a Contingent Coupon Payment Date, and no further payments will be made on the Notes.

If the Issuer elects to redeem the Notes on an Optional Redemption Date, the Issuer will give notice to The Depository Trust Company (“DTC”), as the sole registered holder of the Notes, on or before the Observation Period End-Date immediately preceding that Optional Redemption Date. Any redemption of the Notes will be at the Issuer’s option and will not automatically occur based on the performance of any Underlier.

If the Notes are redeemed, they will cease to be outstanding on the applicable Optional Redemption Date and you will have no further rights under the Notes after that date.

Contingent Coupon:

If the Closing Value of each Underlier is greater than or equal to its Coupon Barrier on each eligible trading day during an Observation Period, the Issuer will pay you a Contingent Coupon on the related Contingent Coupon Payment Date.

If the Closing Value of any Underlier is less than its Coupon Barrier on any eligible trading day during an Observation Period, the Contingent Coupon applicable to that Observation Period will not accrue or be payable and the Issuer will not make any payment to you on the related Contingent Coupon Payment Date.

The Contingent Coupon is a fixed amount based upon equal quarterly installments at the Contingent Coupon Rate.

Contingent Coupon Rate:

12.30% per annum. Accordingly, the Contingent Coupon with respect to each Observation Period is equal to $0.3075 per Note. Whether Contingent Coupons will be paid on the Notes will depend on the performance of the Underliers.

Observation Periods:

Each Observation Period will consist of each day that is a trading day (as defined in the accompanying product supplement) for at least one Underlier (each such day, an “eligible trading day”) from, but excluding, an Observation Period End-Date to, and including, the following Observation Period End-Date; provided that the first Observation Period will consist of each eligible trading day from, but excluding, the Trade Date to, and including, the first Observation Period End-Date.

Observation Period End-Dates:	Quarterly. See “Observation Period End-Dates/Contingent Coupon Payment Dates/Optional Redemption Dates” below.
Contingent Coupon Payment Dates:	Quarterly. See “Observation Period End-Dates/Contingent Coupon Payment Dates/Optional Redemption Dates” below.
Optional Redemption Dates:

Quarterly, beginning approximately six months after the Settlement Date, on the Contingent Coupon Payment Dates scheduled to occur from December 2026 to September 2029, inclusive. See “Observation Period End-Dates/Contingent Coupon Payment Dates/Optional Redemption Dates” below.

Payment at Maturity:

If the Issuer does not redeem the Notes prior to maturity, on the Maturity Date, you will receive from the Issuer a cash payment per Note calculated as follows:

●If the Final Underlier Value of each Underlier is greater than or equal to its Downside Threshold, the Issuer will repay the Principal Amount at maturity of $10 per Note plus any Contingent Coupon otherwise due on the Contingent Coupon Payment Date that is also the Maturity Date.

●If the Final Underlier Value of any Underlier is less than its Downside Threshold, the Issuer will repay less than the Principal Amount at maturity, if anything, resulting in a percentage loss on your principal equal to the negative Underlier Return of the Least Performing Underlier. Accordingly, the payment at maturity per Note would be calculated as follows:

$10 + ($10 × Underlier Return of the Least Performing Underlier)

If the Issuer does not redeem the Notes prior to maturity and the Final Underlier Value of any Underlier is less than its Downside Threshold, your principal is fully exposed to the decline in the Least Performing Underlier, and you will lose a significant portion or all of the Principal Amount of the Notes at maturity.

PRS-6

Underlier Return:	With respect to each Underlier: Final Underlier Value – Initial Underlier Value Initial Underlier Value
Least Performing Underlier:	The Underlier with the lowest Underlier Return
Initial Underlier Value:	With respect to each Underlier, its Closing Value on the Trade Date, as specified on the cover of this pricing supplement
Final Underlier Value:	With respect to each Underlier, its Closing Value on the Final Valuation Date
Closing Value:

With respect to each Underlier, Closing Value has the meaning assigned to “closing level” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Coupon Barrier:	With respect to each Underlier, 70% of its Initial Underlier Value, as specified on the cover of this pricing supplement
Downside Threshold:	With respect to each Underlier, 60% of its Initial Underlier Value, as specified on the cover of this pricing supplement
Calculation Agent:	Wells Fargo Securities, LLC
Market Disruption Events and Postponement Provisions:

If a market disruption event or non-trading day occurs with respect to an Underlier on any eligible trading day during an Observation Period (other than an Observation Period End-Date), that Underlier will be disregarded on that eligible trading day for purposes of determining whether a Contingent Coupon is payable with respect to such Observation Period. For the avoidance of doubt, any such eligible trading day for any Underlier not affected by a market disruption event or non-trading day on that eligible trading day will remain a valid day for purposes of determining whether a Contingent Coupon is payable with respect to that Observation Period, even if that day is not a trading day for any other Underlier or a market disruption event has occurred with respect to any other Underlier on that day.

Each Observation Period End-Date (including the Final Valuation Date) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, a Contingent Coupon Payment Date, an Optional Redemption Date and/or the Maturity Date, as applicable, will be postponed if the immediately preceding Observation Period End-Date is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the Observation Period End-Dates, the Contingent Coupon Payment Dates, the Optional Redemption Dates and the Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Observation Period End-Date and the Final Valuation Date is a “calculation day” and each Contingent Coupon Payment Date, Optional Redemption Date and the Maturity Date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

PRS-7

Observation Period End-Dates/Contingent Coupon Payment Dates/Optional Redemption Dates
Observation Period End-Dates	Contingent Coupon Payment Dates / Optional Redemption Dates*
September 3, 2026	September 8, 2026
December 3, 2026	December 7, 2026
March 3, 2027	March 5, 2027
June 3, 2027	June 7, 2027
September 3, 2027	September 8, 2027
December 3, 2027	December 7, 2027
March 3, 2028	March 7, 2028
June 5, 2028	June 7, 2028
September 5, 2028	September 7, 2028
December 4, 2028	December 6, 2028
March 5, 2029	March 7, 2029
June 4, 2029	June 6, 2029
September 4, 2029	September 6, 2029
December 3, 2029 (the Final Valuation Date)	December 5, 2029 (the Maturity Date)
* Each Contingent Coupon Payment Date (other than the Maturity Date), starting from the second Contingent Coupon Payment Date, which is December 7, 2026, is an Optional Redemption Date.

PRS-8

Investment Timeline

Trade Date:	The Initial Underlier Value of each Underlier is observed, the Contingent Coupon Rate is set and the Coupon Barrier and Downside Threshold of each Underlier are determined.

Quarterly (redeemable by the Issuer at its election beginning after six months):

If the Closing Value of each Underlier is greater than or equal to its Coupon Barrier on each eligible trading day during an Observation Period, the Issuer will pay you a Contingent Coupon on the related Contingent Coupon Payment Date.

However, if the Closing Value of any Underlier is less than its Coupon Barrier on any eligible trading day during an Observation Period, no Contingent Coupon payment will be made on the related Contingent Coupon Payment Date.

In addition, the Issuer may, at its option, redeem the Notes, in whole but not in part, on any Optional Redemption Date. If the Issuer elects to redeem the Notes prior to maturity, the Issuer will pay you the Principal Amount of the Notes plus any Contingent Coupon otherwise due on such Optional Redemption Date that is also a Contingent Coupon Payment Date, and no further payments will be made on the Notes.

Maturity Date:

If the Issuer does not redeem the Notes prior to maturity, the Final Underlier Value of each Underlier is observed and the Underlier Return of each Underlier is determined on the Final Valuation Date.

If the Final Underlier Value of each Underlier is greater than or equal to its Downside Threshold, the Issuer will repay the Principal Amount at maturity of $10 per Note plus any Contingent Coupon otherwise due on the Contingent Coupon Payment Date that is also the Maturity Date.

If the Final Underlier Value of any Underlier is less than its Downside Threshold, the Issuer will repay less than the Principal Amount at maturity, if anything, resulting in a percentage loss on your principal equal to the negative Underlier Return of the Least Performing Underlier. Accordingly, the payment at maturity per Note would be calculated as follows:

$10 + ($10 × Underlier Return of the Least Performing Underlier)

If the Issuer does not redeem the Notes prior to maturity and the Final Underlier Value of any Underlier is less than its Downside Threshold, your principal is fully exposed to the decline in the Least Performing Underlier, and you will lose a significant portion or all of the Principal Amount of the Notes at maturity.

Investing in the Notes involves significant risks. You may receive few or no Contingent Coupons during the term of the Notes. You may lose a significant portion or all of your investment. You will be exposed to the market risk of each Underlier and any decline in the value of one Underlier may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the value of any other Underlier. The Final Underlier Value of each Underlier is observed relative to its Downside Threshold only on the Final Valuation Date, and the contingent repayment of principal feature applies only if you hold the Notes to maturity. Generally, the higher the Contingent Coupon Rate on a Note, the greater the risk of loss on that Note. Your return potential on the Notes is limited to any Contingent Coupons paid on the Notes, and you will not participate in any appreciation of any Underlier. Any payment on the Notes, including any payment of the Principal Amount at maturity, is subject to the creditworthiness of the Issuer. All payments on the Notes are subject to credit risk, and you will have no ability to pursue any securities included in any Underlier for payment; if Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, default on their obligations, you could lose some or all of your investment.

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Selected Risk Considerations

The Notes have complex features and investing in the Notes will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the Notes are summarized below, but we urge you to read the more detailed explanation of the risks relating to the Notes generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the Notes in light of your particular circumstances.

Risks Relating To The Notes Generally

If The Issuer Does Not Redeem The Notes Prior To Maturity, You May Lose Some Or All Of The Principal Amount Of Your Notes At Stated Maturity.

We will not repay you a fixed amount on the Notes at stated maturity. If the Issuer does not redeem the Notes prior to maturity, you will receive a payment at maturity that will be equal to or less than the Principal Amount, depending on the ending value of the Least Performing Underlier.

If the Final Underlier Value of the Least Performing Underlier is less than its Downside Threshold, the payment at maturity will be less than the Principal Amount, you will have full downside exposure to the decrease in the value of the Least Performing Underlier from its Initial Underlier Value, and you will lose 1% of the Principal Amount for every 1% that the Final Underlier Value of the Least Performing Underlier is less than its Initial Underlier Value. As a result, if the Final Underlier Value of the Least Performing Underlier is less than its Downside Threshold, you will lose a significant portion, and possibly all, of the Principal Amount per Note at maturity. This is the case even if the value of the Least Performing Underlier is greater than or equal to its Initial Underlier Value or its Downside Threshold at certain times during the term of the Notes.

Even if the Final Underlier Value of the Least Performing Underlier is greater than its Downside Threshold, the payment at maturity will not exceed the Principal Amount (and any Contingent Coupon otherwise due), and your yield on the Notes, taking into account any Contingent Coupons you may have received during the term of the Notes, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo Finance LLC or another issuer with a similar credit rating with the same Maturity Date.

The Notes Do Not Provide For Fixed Payments Of Interest And You May Receive No Contingent Coupons On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Notes.

On each Contingent Coupon Payment Date you will receive a Contingent Coupon payment if, and only if, the Closing Value of each Underlier on each eligible trading day during the related Observation Period is greater than or equal to its Coupon Barrier. If the Closing Value of any Underlier on any eligible trading day during an Observation Period is less than its Coupon Barrier, you will not receive any Contingent Coupon payment on the related Contingent Coupon Payment Date. Furthermore, if the Closing Value of any Underlier is less than its Coupon Barrier on at least one eligible trading day during each Observation Period over the term of the Notes, you will not receive any Contingent Coupons over the entire term of the Notes.

Whether You Receive A Contingent Coupon On A Contingent Coupon Payment Date Will Depend On The Closing Value Of Each Underlier On Each Eligible Trading Day During The Related Observation Period.

Whether you receive a Contingent Coupon on any Contingent Coupon Payment Date will be determined at the end of the related Observation Period, based on the Closing Value of each Underlier on each eligible trading day during that Observation Period. Therefore, if the Closing Value of any Underlier is less than its Coupon Threshold on at least one eligible trading day during an Observation Period, you will not receive a Contingent Coupon with respect to that Observation Period. This will be the case even if the Closing Value of each Underlier is greater than or equal to its Coupon Threshold on every other eligible trading day during that Observation Period.

The Notes Are Subject To The Full Risks Of Each Underlier And Will Be Negatively Affected If Any Underlier Performs Poorly, Even If The Other Underliers Perform Favorably.

You are subject to the full risks of each Underlier. If any Underlier performs poorly, you will be negatively affected, even if the other Underliers perform favorably. The Notes are not linked to a basket composed of the Underliers, where the better performance of some Underliers could offset the poor performance of others. Instead, you are subject to the full risks of each Underlier on each eligible trading day during each Observation Period. Furthermore, the risk that you will not receive one or more, or any, Contingent Coupons during the term of the Notes and that you will lose a substantial portion, and possibly all, of the Principal Amount at maturity is greater if you invest in the Notes as opposed to substantially similar securities that are linked to the performance of a single Underlier. With more Underliers, it is more likely that the Closing Value of at least one Underlier will be less than its Coupon Barrier on one or more eligible trading days during one or more Observation Periods, such that you will not receive one or more, or any, Contingent Coupons during the term of the Notes, and that the Closing Value of at least one Underlier will be less than its Downside Threshold on the Final Valuation Date such that you will lose a substantial portion, and possibly all, of the Principal Amount at maturity. You should not invest in the Notes unless you understand and are willing to accept the full downside risks of each Underlier.

You Will Not Benefit In Any Way From The Performance Of The Better Performing Underliers.

Although it is necessary for each Underlier to close at or above its respective Coupon Barrier on each eligible trading day during an Observation Period in order for you to receive a Contingent Coupon payment and at or above its respective Downside Threshold on the

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Final Valuation Date for you to receive the Principal Amount of your Notes at maturity, you will not benefit in any way from the performance of the better performing Underliers. The Notes may underperform an alternative investment linked to a basket composed of the Underliers, since in such case the performance of the Underliers would be blended and the better performing Underliers could offset the poor performance of other Underliers.

You Will Be Subject To Risks Resulting From The Relationship Among The Underliers.

It is preferable from your perspective for the Underliers to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the Notes, you assume the risk that the Underliers will not exhibit this relationship. The less correlated the Underliers, the more likely it is that one of the Underliers will be performing poorly at any time over the term of the Notes. All that is necessary for the Notes to perform poorly is for one of the Underliers to perform poorly; the performance of the better performing Underliers is not relevant to your return on the Notes. It is impossible to predict what the relationship among the Underliers will be over the term of the Notes. To the extent the Underliers represent a different equity market, such equity markets may not perform similarly over the term of the Notes.

You May Be Fully Exposed To The Decline In The Least Performing Underlier On The Final Valuation Date From Its Initial Underlier Value, But Will Not Participate In Any Positive Performance Of Any Underlier.

Even though you will be fully exposed to a decline in the value of the Least Performing Underlier if its Final Underlier Value is below its Downside Threshold, you will not participate in any increase in the value of any Underlier over the term of the Notes. Your maximum possible return on the Notes will be limited to the sum of the Contingent Coupons you receive, if any. Consequently, your return on the Notes may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Underlier.

Contingent Repayment Of Your Principal Applies Only If You Hold The Notes To Maturity.

You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a substantial loss relative to your principal, even if the value of any or each of the Underliers is greater than its Downside Threshold at the time of such sale.

A Higher Contingent Coupon Rate And/Or A Lower Coupon Barrier And/Or Downside Threshold Are Associated With Greater Risk.

The Notes offer Contingent Coupons at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential Contingent Coupons are associated with greater levels of expected risk as of the Trade Date as compared to conventional debt securities, including the risk that you may not receive a Contingent Coupon on one or more, or any, Contingent Coupon Payment Dates and the risk that you may lose a substantial portion, and possibly all, of the Principal Amount at maturity. The volatility of the Underliers and the correlation among the Underliers are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlier, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underliers or lower expected correlation among the Underliers as of the Trade Date may result in a higher Contingent Coupon Rate and/or a lower Coupon Barrier and/or a lower Downside Threshold, but it also represents a greater expected likelihood as of the Trade Date that the Closing Value of at least one Underlier will be less than its Coupon Barrier on one or more eligible trading days during one or more Observation Periods, such that you will not receive one or more, or any, Contingent Coupons during the term of the Notes, and that the Closing Value of at least one Underlier will be less than its Downside Threshold on the Final Valuation Date such that you will lose a substantial portion, and possibly all, of the Principal Amount at maturity. In general, the higher the Contingent Coupon Rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, Contingent Coupons during the term of the Notes and that you will lose a substantial portion, and possibly all, of the Principal Amount at maturity. On the other hand, a lower Coupon Barrier or Downside Threshold does not necessarily indicate that the Notes have a greater likelihood of paying Contingent Coupons or returning your principal at maturity. The terms of the Notes are set, in part, based on expectations about the volatility of, and correlation among, the Underliers as of the Trade Date. If expectations about the volatility of, and correlation among, the Underliers change over the term of the Notes, the value of the Notes may be adversely affected, and if the actual volatility of the Underliers proves to be greater than initially expected or if the actual correlation among the Underliers proves to be lower than initially expected, the Notes may prove to be riskier than expected on the Trade Date.

Our Redemption Right May Limit Your Potential To Receive Contingent Coupons.

We may, at our option, redeem the Notes on any Optional Redemption Date. Although exercise of the redemption right will be within our sole discretion, we will be more likely to redeem the Notes at a time when each Underlier is performing favorably from your perspective—in other words, at a time when, if the Notes were to remain outstanding, it is more likely that you would have continued to receive Contingent Coupons and received the Principal Amount at maturity. Therefore, our redemption right is likely to limit your potential to receive Contingent Coupons if each Underlier is performing favorably from your perspective. On the other hand, we will be less likely to redeem the Notes at a time when any Underlier is performing unfavorably from your perspective—in other words, you are more likely to continue to hold the Notes at a time when it is less likely that you will continue to receive Contingent Coupons and it is less likely that you will be receive the Principal Amount at maturity.

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If we exercise our redemption right, the term of the Notes may be reduced. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event we redeem the Notes prior to maturity.

The U.S. Federal Tax Consequences Of An Investment In The Notes Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the Notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Notes are uncertain, and the IRS or a court might not agree with the treatment of the Notes as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the Notes might be materially and adversely affected.

Non-U.S. holders should note that persons having withholding responsibility in respect of the Notes may withhold on any coupon payment paid to a non-U.S. holder, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the Notes, we intend to so withhold.

The Maturity Date May Be Postponed If The Final Valuation Date Is Postponed.

The Final Valuation Date will be postponed if the originally scheduled Final Valuation Date is not a trading day or if the Calculation Agent determines that a market disruption event has occurred or is continuing on the Final Valuation Date. If such a postponement occurs, the Maturity Date may be postponed. For additional information, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement.

Risks Relating To An Investment In Wells Fargo Finance LLC’s Debt Securities, Including The Notes

The Notes Are Subject To Credit Risk.

The Notes are our obligations, are fully and unconditionally guaranteed by the Guarantor and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the Notes are subject to creditworthiness and you will have no ability to pursue any securities included in any Underlier for payment. As a result, our and the Guarantor’s actual and perceived creditworthiness may affect the value of the Notes and, in the event we and the Guarantor were to default on the obligations under the Notes and the guarantee, you may not receive any amounts owed to you under the terms of the Notes.

As A Finance Subsidiary, We Have No Independent Operations And Will Have No Independent Assets.

As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to the holders of our securities, including the Notes, if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders will have recourse only to a single claim against the Guarantor and its assets under the guarantee. Holders of the Notes should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of unsecured, unsubordinated debt securities issued by the Guarantor.

Holders Of The Notes Have Limited Rights Of Acceleration.

Payment of principal on the Notes may be accelerated only in the case of payment defaults that continue for a period of 30 days, certain events of bankruptcy or insolvency relating to Wells Fargo Finance LLC only, whether voluntary or involuntary, certain situations under which the guarantee ceases to be in full force and effect or if the Guarantor denies or disaffirms its obligations under the guarantee. If you purchase the Notes, you will have no right to accelerate the payment of principal on the Notes if we fail in the performance of any of our obligations under the Notes, other than the obligations to pay principal and interest on the Notes. See “Description of Debt Securities of Wells Fargo Finance LLC—Events of Default and Covenant Breaches” in the accompanying prospectus.

Holders Of The Notes Could Be At Greater Risk For Being Structurally Subordinated If Either We Or The Guarantor Conveys, Transfers Or Leases All Or Substantially All Of Our Or Its Assets To One Or More Of The Guarantor’s Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of the Guarantor’s subsidiaries. Similarly, the Guarantor may convey, transfer or lease all or substantially all of its assets to one or more of its subsidiaries. In either case, third-party creditors of the Guarantor’s subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of the Guarantor’s subsidiaries with respect to such assets. See “Description of Debt Securities of Wells Fargo Finance LLC—Consolidation, Merger or Sale” in the accompanying prospectus.

The Notes Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of The Guarantor; Events Of Bankruptcy, Insolvency, Receivership Or Liquidation Relating To The Guarantor And Failure By The Guarantor To

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Perform Any Of Its Covenants Or Warranties (Other Than A Payment Default Under The Guarantee) Will Not Constitute An Event Of Default With Respect To The Notes.

The Notes will not have the benefit of any cross-default or cross-acceleration with other indebtedness of the Guarantor. In addition, events of bankruptcy, insolvency, receivership or liquidation relating to the Guarantor and failure by the Guarantor to perform any of its covenants or warranties (other than a payment default under the guarantee) will not constitute an event of default with respect to the Notes.

Risks Relating To The Estimated Value Of The Notes And Any Secondary Market

The Estimated Value Of The Notes On The Trade Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The Original Offering Price of the Notes includes certain costs that are borne by you. Because of these costs, the estimated value of the Notes on the Trade Date is less than the Original Offering Price. The costs included in the Original Offering Price relate to selling, structuring, hedging and issuing the Notes, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the Notes include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the Notes and (iii) hedging and other costs relating to the offering of the Notes. Our funding considerations are reflected in the fact that we determine the economic terms of the Notes based on an assumed rate that is generally lower than our internal funding rate, which is described above under “Estimated Value of the Notes—Determining the estimated value.” If the costs relating to selling, structuring, hedging and issuing the Notes were lower, or if the assumed rate we use to determine the economic terms of the Notes were higher, the economic terms of the Notes would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Notes Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the Notes was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Notes—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the Notes may be higher, and perhaps materially higher, than the estimated value of the Notes that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the Notes.

The Estimated Value Of The Notes Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Notes From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the Notes in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the Notes as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the Notes will also be reduced by a bid-offer spread, which may vary depending on the aggregate Principal Amount of the Notes to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the Notes is likely to be less than the Original Offering Price.

If WFS or any of its affiliates makes a secondary market in the Notes at any time up to the Settlement Date or during the 4-month period following the Settlement Date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the Notes that are included in the Original Offering Price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the Notes through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the Notes on your brokerage account statement. If you hold your Notes through an account at a broker-dealer other than WFS or any of its affiliates, the value of the Notes on your brokerage account statement may be different than if you held your Notes at WFS or any of its affiliates, as discussed above under “Estimated Value of the Notes—Valuation of the Notes after issuance.”

The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

As described under “Estimated Value of the Notes” above, the payout on the Notes could be replicated by a hypothetical combination of financial instruments consisting of a non-interest bearing, fixed-income bond and one or more derivative instruments. As a result, the factors that influence the values of non-interest bearing, fixed-income bonds and derivative instruments will also influence the terms of the Notes at issuance and the value of the Notes prior to maturity. The value of the Notes prior to maturity will be affected by the then-current value of each Underlier, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the Notes: performance of the Underliers; interest rates; volatility of the Underliers; correlation among the Underliers; time remaining to maturity; dividend yields on the securities included in the Underliers; volatility of currency exchange rates; and correlation between currency exchange rates and the EURO STOXX 50® Index. When we refer to the “value” of your Notes, we mean the value you could receive for your Notes if you are able to sell them in the open market before the Maturity Date.

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In addition to the derivative component factors, the value of the Notes will be affected by actual or anticipated changes in our and the Guarantor’s creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the Notes attributable to another factor, such as a change in the value of any or all of the Underliers. Because numerous factors are expected to affect the value of the Notes, changes in the values of the Underliers may not result in a comparable change in the value of the Notes.

The Notes Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Notes To Develop.

The Notes will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates intend to make a secondary market in relation to the Notes, they are not obligated to do so. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the Notes, the price at which you may be able to sell your Notes is likely to depend on the price, if any, at which WFS is willing to buy your Notes. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your Notes prior to maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the Notes to maturity.

Risks Relating To The Underliers

Any Payments On The Notes Will Depend Upon The Performance Of The Underliers And Therefore The Notes Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Notes Is Not The Same As Investing In The Underliers. Investing in the Notes is not equivalent to investing in the securities included in the Underliers. As an investor in the Notes, your return will not reflect the return you would realize if you actually owned and held the securities included in each Underlier for a period similar to the term of the Notes because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the Notes, you will not have any voting rights or any other rights that holders of the securities included in the Underliers would have.

●Historical Values Of The Underliers Should Not Be Taken As An Indication Of The Future Performance Of The Underliers During The Term Of The Notes.

●Changes That Affect The Underliers May Adversely Affect The Value Of The Notes And Any Payments On The Notes.

●We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Underliers.

●We And Our Affiliates Have No Affiliation With Any Underlier Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

The Notes Are Subject To Small-Capitalization Companies Risk With Respect To The Russell 2000® Index.

The Russell 2000® Index tracks securities issued by companies with relatively small market capitalizations. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies. As a result, the value of the Russell 2000® Index may be more volatile than that of a market measure that does not track solely small-capitalization stocks. Stock prices of small-capitalization companies are also generally more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded and may be less attractive to many investors if they do not pay dividends. In addition, small-capitalization companies are often less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Small-capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large-capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

The Notes Are Subject To Risks Relating To Non-U.S. Securities Markets With Respect To The EURO STOXX 50® Index.

The equity securities composing the EURO STOXX 50® Index are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

The Notes Do Not Provide Direct Exposure To Fluctuations In Exchange Rates Between The U.S. Dollar And The Euro With Respect To The EURO STOXX 50® Index.

The EURO STOXX 50® Index is composed of non-U.S. securities denominated in euros. Because the value of the EURO STOXX 50® Index is also calculated in euros (and not in U.S. dollars), the performance of the EURO STOXX 50® Index will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro. In addition, any payments on the Notes determined based on the

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performance of the EURO STOXX 50® Index will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro. Therefore, holders of the Notes will not benefit from any appreciation of the euro relative to the U.S. dollar.

Risks Relating To Conflicts Of Interest

Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our and the Guarantor’s economic interests and those of UBS, WFS or any other dealer participating in the distribution of the Notes, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the Notes. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the Notes, and in so doing they will have no obligation to consider your interests as an investor in the Notes. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the Notes.

●We will exercise our rights under the Notes without taking your interests into account. We may, at our option, redeem the Notes on any Optional Redemption Date. Any redemption of the Notes will be at our option and will not automatically occur based on the performance of any Underlier. As described under “Selected Risk Considerations—Our Redemption Right May Limit Your Potential To Receive Contingent Coupons” above, we are more likely to redeem the Notes at a time when it would otherwise be advantageous for you to continue to hold the Notes, and we are less likely to redeem the Notes at a time when it would otherwise be advantageous to you for us to exercise our redemption right.

●  The Calculation Agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the Notes. WFS, which is our affiliate, will be the Calculation Agent for the Notes. As Calculation Agent, WFS will determine any values of the Underliers and make any other determinations necessary to calculate any payments on the Notes. In making these determinations, WFS may be required to make discretionary judgments that may adversely affect any payments on the Notes. See the sections entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the Notes, and WFS’s determinations as Calculation Agent may adversely affect your return on the Notes.

●  The estimated value of the Notes was calculated by our affiliate and is therefore not an independent third-party valuation.

●  Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the Notes and may adversely affect the values of the Underliers.

●  Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Underliers may adversely affect the values of the Underliers.

● Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

●  Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

●  A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or other fee, creating a further incentive for the participating dealer to sell the Notes to you.

PRS-15

Hypothetical Examples

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The examples below illustrate the payment upon redemption or at maturity for a $10 Principal Amount Note on a hypothetical offering of Notes under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Contingent Coupon Rate, Contingent Coupon, Initial Underlier Values, Coupon Barriers or Downside Thresholds. The hypothetical Initial Underlier Value of 100.00 for each Underlier has been chosen for illustrative purposes only and does not represent the actual Initial Underlier Value for any Underlier. The actual Contingent Coupon Rate, Contingent Coupon, Initial Underlier Values, Coupon Barriers and Downside Thresholds are set forth on the cover page and under “Terms of the Notes” above. For actual historical data of the Underliers, see the historical information set forth herein. The examples below assume that an investor purchases the Notes for $10.00 per Note. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual payment upon redemption or at maturity and resulting total return will depend on the actual terms of the Notes. In these examples, we refer to the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index as the “RTY Index,” the “SPX Index” and the “SX5E Index,” respectively.

Term:	Approximately 3.5 years (unless called earlier)
Hypothetical Contingent Coupon Rate:	5.00% per annum (or 1.25% per quarter)
Hypothetical Contingent Coupon:	$0.125 per quarter
Hypothetical Initial Underlier Value:	For each Underlier, 100.00
Hypothetical Coupon Barrier:	For each Underlier, 90.00 (90% of its hypothetical Initial Underlier Value)
Hypothetical Downside Threshold:	For each Underlier, 80.00 (80% of its hypothetical Initial Underlier Value)
Observation Periods/Observation Period End-Dates:	Quarterly
Optional Redemption Dates:	Quarterly (beginning after six months)

The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the total payments per Note over the term of the Notes to the purchase price of $10 per Note.

Example 1 — The Issuer Redeems the Notes on the First Optional Redemption Date

Observation Period	Lowest Closing Value During Observation Period	Payment (per Note)
First Observation Period	RTY Index: 85.00 SPX Index: 105.00 SX5E Index: 110.00

Notes NOT redeemable.

Closing Value of RTY Index below its Coupon Barrier on at least one eligible trading day during first Observation Period; Issuer DOES NOT pay Contingent Coupon on the related Contingent Coupon Payment Date.

Second Observation Period	RTY Index: 95.00 SPX Index: 90.00 SX5E Index: 105.00

Issuer elects to redeem the Notes.

Closing Value of each Underlier at or above its Coupon Barrier on each eligible trading day during second Observation Period; Issuer pays Principal Amount plus Contingent Coupon of $0.125 on related Optional Redemption Date that is also a Contingent Coupon Payment Date.

Total Payments (per Note):		Payment on Contingent Coupon Payment Date:	$10.125 ($10.00 + $0.125)
		Total:	$10.125
		Total Return:	1.25%

The Issuer redeems the Notes on the first Optional Redemption Date, which occurs following the second Observation Period because the Notes are not redeemable during the first Observation Period. The Closing Value of each Underlier is greater than or equal to its Coupon Barrier on each eligible trading day during the second Observation Period. Therefore, the Notes are redeemed on the first Optional Redemption Date and the Issuer will pay you $10.125 per Note, which is equal to the Principal Amount plus the Contingent Coupon otherwise due on such Optional Redemption Date that is also a Contingent Coupon Payment Date. No further amounts will be owed to you under the Notes.

However, because the Closing Value of at least one Underlier was less than its Coupon Barrier on at least one eligible trading day during the first Observation Period, the Issuer will not pay any Contingent Coupon on the Contingent Coupon Payment Date following the first Observation Period. Accordingly, the Issuer will have paid a total of $10.125 per Note for a total return of 1.25% on the Notes.

PRS-16

Example 2 — The Issuer Does NOT Redeem the Notes Prior To Maturity and the Final Underlier Value of Each Underlier Is At or Above Its Downside Threshold and a Contingent Coupon Is Paid on the Maturity Date

Observation Period	Lowest Closing Value During Observation Period	Final Underlier Value	Payment (per Note)
First Observation Period	RTY Index: 125.00 SPX Index: 115.00 SX5E Index: 105.00	N/A

Notes NOT redeemable.

Closing Value of each Underlier at or above its Coupon Barrier on each eligible trading day during first Observation Period; Issuer pays Contingent Coupon of $0.125 on the related Contingent Coupon Payment Date.

Second Observation Period	RTY Index: 90.00 SPX Index: 105.00 SX5E Index: 95.00	N/A

Issuer does NOT elect to redeem the Notes.

Closing Value of each Underlier at or above its Coupon Barrier on each eligible trading day during second Observation Period; Issuer pays Contingent Coupon of $0.125 on the related Contingent Coupon Payment Date.

Third Observation Period	RTY Index: 90.00 SPX Index: 105.00 SX5E Index: 70.00	N/A

Issuer DOES NOT elect to redeem the Notes.

Closing Value of SX5E Index below its Coupon Barrier on at least one eligible trading day during third Observation Period; Issuer DOES NOT pay Contingent Coupon on the related Contingent Coupon Payment Date.

Fourth to Thirteenth Observation Periods	Various (at least one Underlier below Coupon Barrier)	N/A

Issuer DOES NOT elect to redeem the Notes.

Closing Value of at least one Underlier below its Coupon Barrier on at least one eligible trading day during each of the fourth to thirteenth Observation Periods; Issuer DOES NOT pay Contingent Coupon on any of the related Contingent Coupon Payment Dates.

Fourteenth Observation Period (the Final Observation Period ending on the Final Valuation Date)	RTY Index: 105.00 SPX Index: 110.00 SX5E Index: 95.00	RTY Index: 120.00 SPX Index: 115.00 SX5E Index: 105.00

Notes NOT redeemable.

Closing Value of each Underlier at or above its Coupon Threshold on each eligible trading day during fourteenth Observation Period. Final Underlier Value of each Underlier at or above its Downside Threshold; Issuer pays Principal Amount plus Contingent Coupon of $0.125 on Maturity Date.

Total Payments (per Note):			Payment at Maturity:	$10.125 ($10.00 + $0.125)
			Prior Contingent Coupons:	$0.25 ($0.125 × 2)
			Total:	$10.375
			Total Return:	3.75%

In this example, the Issuer does not exercise its redemption right and the Notes remain outstanding until maturity. Because the Final Underlier Value of each Underlier is greater than or equal to its Downside Threshold and the Closing Value of each Underlier is greater than or equal to its Coupon Barrier on each eligible trading day during the final Observation Period, the Issuer will pay you on the Maturity Date $10.125 per Note, which is equal to the Principal Amount plus the Contingent Coupon due on the Contingent Coupon Payment Date that is also the Maturity Date.

In addition, because the Closing Value of each Underlier was greater than or equal to its Coupon Barrier on each eligible trading day during the first and second Observation Periods, the Issuer will pay the Contingent Coupon of $0.125 on each of the related Contingent Coupon Payment Dates. However, because the Closing Value of at least one Underlier was less than its Coupon Barrier on at least one eligible trading day during the third through thirteenth Observation Periods, the Issuer will not pay any Contingent Coupon on the Contingent Coupon Payment Dates following those Observation Periods. Accordingly, the Issuer will have paid a total of $10.375 per Note for a total return of 3.75% on the Notes.

PRS-17

Example 3 — The Issuer Does NOT Redeem the Notes Prior To Maturity and the Final Underlier Value of Each Underlier Is At or Above Its Downside Threshold but No Contingent Coupon Is Paid on the Maturity Date

Observation Period	Lowest Closing Value During Observation Period	Final Underlier Value	Payment (per Note)
First Observation Period	RTY Index: 110.00 SPX Index: 115.00 SX5E Index: 120.00	N/A

Notes NOT redeemable.

Closing Value of each Underlier at or above its Coupon Barrier on each eligible trading day during first Observation Period; Issuer pays Contingent Coupon of $0.125 on the related Contingent Coupon Payment Date.

Second Observation Period	RTY Index: 95.00 SPX Index: 100.00 SX5E Index: 90.00	N/A

Issuer does NOT elect to redeem the Notes.

Closing Value of each Underlier at or above its Coupon Barrier on each eligible trading day during second Observation Period; Issuer pays Contingent Coupon of $0.125 on the related Contingent Coupon Payment Date.

Third Observation Period	RTY Index: 65.00 SPX Index: 110.00 SX5E Index: 95.00	N/A

Issuer DOES NOT elect to redeem the Notes.

Closing Value of RTY Index below its Coupon Barrier on at least one eligible trading day during third Observation Period; Issuer DOES NOT pay Contingent Coupon on the related Contingent Coupon Payment Date.

Fourth to Thirteenth Observation Periods	Various (at least one Underlier below Coupon Barrier)	N/A

Issuer DOES NOT elect to redeem the Notes.

Closing Value of at least one Underlier below its Coupon Barrier on at least one eligible trading day during each of the fourth to thirteenth Observation Periods; Issuer DOES NOT pay Contingent Coupon on any of the related Contingent Coupon Payment Dates.

Fourteenth Observation Period (the Final Observation Period ending on the Final Valuation Date)	RTY Index: 105.00 SPX Index: 95.00 SX5E Index: 85.00	RTY Index: 110.00 SPX Index: 115.00 SX5E Index: 125.00

Notes NOT redeemable.

Closing Value of SX5E Index below its Coupon Barrier on at least one eligible trading day during fourteenth Observation Period. Final Underlier Value of each Underlier at or above its Downside Threshold; Issuer pays Principal Amount but DOES NOT pay Contingent Coupon on Maturity Date.

Total Payments (per Note):			Payment at Maturity:	$10.00
			Prior Contingent Coupons:	$0.25 ($0.125 × 2)
			Total:	$10.25
			Total Return:	2.50%

In this example, the Issuer does not exercise its redemption right and the Notes remain outstanding until maturity. Because the Final Underlier Value of each Underlier is greater than or equal to its Downside Threshold, the Issuer will pay you the Principal Amount. However, because the Closing Value of at least one Underlier is below its Coupon Barrier on at least one eligible trading day during the final Observation Period, the Issuer will not pay any Contingent Coupon on the Contingent Coupon Payment Date that is also the Maturity Date. On the Maturity Date, the Issuer will pay you $10.00 per Note.

In addition, because the Closing Value of each Underlier was greater than or equal to its Coupon Barrier on each eligible trading day during the first and second Observation Periods, the Issuer will pay the Contingent Coupon of $0.125 on each of the related Contingent Coupon Payment Dates. However, because the Closing Value of at least one Underlier was less than its Coupon Barrier on at least one eligible trading day during the third through thirteenth Observation Periods, the Issuer will not pay any Contingent Coupon on the Contingent Coupon Payment Dates following those Observation Periods. Accordingly, the Issuer will have paid a total of $10.25 per Note for a total return of 2.50% on the Notes.

PRS-18

Example 4 — The Issuer Does NOT Redeem the Notes Prior To Maturity and the Final Underlier Value of At Least One Underlier Is Below its Downside Threshold

Observation Period	Lowest Closing Value During Observation Period	Final Underlier Value	Payment (per Note)
First Observation Period	RTY Index: 60.00 SPX Index: 70.00 SX5E Index: 85.00	N/A

Notes NOT redeemable.

Closing Value of each Underlier on at least one eligible trading day during first Observation Period below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on the related Contingent Coupon Payment Date.

Second Observation Period	RTY Index: 105.00 SPX Index: 90.00 SX5E Index: 65.00	N/A

Issuer does NOT elect to redeem the Notes.

Closing Value of SX5E Index below its Coupon Barrier on at least one eligible trading day during second Observation Period; Issuer DOES NOT pay Contingent Coupon on the related Contingent Coupon Payment Date.

Third Observation Period	RTY Index: 40.00 SPX Index: 70.00 SX5E Index: 65.00	N/A

Issuer does NOT elect to redeem the Notes.

Closing Value of each Underlier below its Coupon Barrier on at least one eligible trading day during third Observation Period; Issuer DOES NOT pay Contingent Coupon on the related Contingent Coupon Payment Date.

Fourth to Thirteenth Observation Periods	Various (at least one Underlier below Coupon Barrier)	N/A

Issuer does NOT elect to redeem the Notes.

Closing Value of at least one Underlier below its Coupon Barrier on at least one eligible trading day during each of the fourth to thirteenth Observation Periods; Issuer DOES NOT pay Contingent Coupon on any of the related Contingent Coupon Payment Dates.

Fourteenth Observation Period (the Final Observation Period ending on the Final Valuation Date)	RTY Index: 50.00 SPX Index:105.00 SX5E Index: 110.00	RTY Index: 50.00 SPX Index: 125.00 SX5E Index: 115.00

Notes NOT redeemable.

Closing Value of RTY Index below its Coupon Barrier and its Downside Threshold; Issuer DOES NOT pay Contingent Coupon on Maturity Date; Issuer repays less than the Principal Amount resulting in a percentage loss on your principal equal to the negative Underlier Return.

Total Payments (per Note):			Payment at Maturity:	$5.00
			Prior Contingent Coupons:	$0.00
			Total:	$5.00
			Total Return:	-50.00%

In this example, the Issuer does not exercise its redemption right and the Notes remain outstanding until maturity. Because the Final Underlier Value of at least one Underlier is less than its Downside Threshold on the Final Valuation Date, at maturity, the Issuer will pay you a total of $5.00 per Note, for a total return of -50.00% on the Notes, calculated as follows:

$10 + ($10 × Underlier Return of the Least Performing Underlier)

Step 1: Calculate the Underlier Return of each Underlier:

 Underlier Return of the RTY Index:

Final Underlier Value – Initial Underlier Value	=	50.00 – 100.00	= -50.00%
Initial Underlier Value		100.00

 Underlier Return of the SPX Index:

Final Underlier Value – Initial Underlier Value	=	125.00 – 100.00	= 25.00%
Initial Underlier Value		100.00

 Underlier Return of the SX5E Index:

Final Underlier Value – Initial Underlier Value	=	115.00 – 100.00	= 15.00%
Initial Underlier Value		100.00

Step 2: Determine the Least Performing Underlier. The RTY Index is the Underlier with the lowest Underlier Return and is, therefore, the Least Performing Underlier.

Step 3: Calculate the Payment at Maturity:

$10 + ($10 × Underlier Return of the Least Performing Underlier)

$10 + ($10 × -50.00%) = $5.00

PRS-19

In addition, because the Closing Value of at least one Underlier is less than its Coupon Barrier on at least one eligible trading day during each Observation Period, the Issuer will not pay any Contingent Coupons over the term of the Notes.

PRS-20

The Russell 2000® Index

The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. For more information about the Russell 2000® Index, see “Description of Equity Indices—The Russell Indices” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the Russell 2000® Index in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent verification.

The following graph sets forth daily closing levels of the Russell 2000® Index for the period from January 4, 2021 to June 3, 2026. The closing level on June 3, 2026 was 2,893.514. The historical performance of the Russell 2000® Index should not be taken as an indication of its future performance during the term of the Notes.

Russell 2000® Index Daily Closing Levels
Daily Closing Level
3500
3000
2500
2000
1500
1000
500
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Date

_____________

“Russell 2000®” and “FTSE Russell” are trademarks of the London Stock Exchange Group companies, and have been licensed to Wells Fargo & Company, our parent company, for use by Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us). The Notes, based on the performance of the Russell 2000® Index, are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the Notes.

PRS-21

The S&P 500® Index

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the S&P 500® Index, see “Description of Equity Indices—The S&P U.S. Indices” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the S&P 500® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the S&P 500® Index for the period from January 4, 2021 to June 3, 2026. The closing level on June 3, 2026 was 7,553.68. The historical performance of the S&P 500® Index should not be taken as an indication of its future performance during the term of the Notes.

S&P 500® Index Daily Closing Levels
Daily Closing Level
8000
7000
6000
5000
4000
3000
2000
1000
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Date

_____________

The S&P 500® Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed to Wells Fargo & Company (“WFC”), our parent company, for use by WFC and certain of its affiliated or subsidiary companies (including us). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC. The Notes are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500® Index.

PRS-22

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization-weighted index composed of 50 of the largest stocks in terms of free float market capitalization traded on major Eurozone exchanges. For more information about the EURO STOXX 50® Index, see “Description of Equity Indices—The STOXX Benchmark Indices” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the EURO STOXX 50® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the EURO STOXX 50® Index for the period from January 4, 2021 to June 3, 2026. The closing level on June 3, 2026 was 6,053.57. The historical performance of the EURO STOXX 50® Index should not be taken as an indication of its future performance during the term of the Notes.

EURO STOXX 50® Index Daily Closing Levels
Daily Closing Level
7000
6000
5000
4000
3000
2000
1000
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Date

_____________

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited (“STOXX”) and/or its licensors (“Licensors”), which is used under license.

PRS-23

Correlation of the Underliers

The following graph sets forth the historical performances of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index from January 4, 2021 through June 3, 2026, based on the daily closing levels of the Underliers. For comparison purposes, each Underlier has been normalized to have a closing level of 100.00 on January 4, 2021 by dividing the closing level of that Underlier on each day by the closing level of that Underlier on January 4, 2021 and multiplying by 100.00.

We obtained the closing levels used to determine the normalized closing levels set forth below from Bloomberg, without independent verification. The historical performance of the Underliers should not be taken as an indication of their future performance during the term of the Notes.

Daily Closing Level
250
200
150
100
50
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Date
SPX Index
RTY Index
SX5E Index

PAST PERFORMANCE AND CORRELATION OF THE UNDERLIERS ARE NOT INDICATIVE OF FUTURE PERFORMANCE OR CORRELATION.

The correlation of a pair of Underliers represents a statistical measurement of the degree to which the returns of those Underliers were similar to each other over a given period in terms of timing and direction. The correlation between a pair of Underliers is scaled from 1.0 to -1.0, with 1.0 indicating perfect positive correlation (i.e., the value of both Underliers are increasing together or decreasing together and the ratio of their returns has been constant), 0 indicating no correlation (i.e., there is no statistical relationship between the returns of that pair of Underliers) and -1.0 indicating perfect negative correlation (i.e., as the value of one Underlier increases, the value of the other Underlier decreases and the ratio of their returns has been constant).

The closer the relationship of the returns of a pair of Underliers over a given period, the more positively correlated those Underliers are. The graph above illustrates the historical performance of each Underlier relative to each other over the time period shown and provides an indication of how close the relative performance of each Underlier has historically been to each other. However, the graph does not provide a precise measurement of the correlation of the Underliers. Moreover, any historical correlation of the Underliers is not indicative of the degree of correlation of the Underliers, if any, that will be experienced over the term of the Notes.

The lower (or more negative) the correlation between the Underliers, the less likely it is that the Underliers will move in the same direction at the same time and, therefore, the greater the potential for one of the Underliers to close below its Coupon Barrier on any eligible trading day during an Observation Period or below its Downside Threshold on the Final Valuation Date. This is because the less positively correlated the Underliers are, the greater the likelihood that at least one of the Underliers will decrease in value. However, even if the Underliers have a higher positive correlation, one or more of the Underliers might close below its Coupon Barrier on any eligible trading day during an Observation Period or below its Downside Threshold on the Final Valuation Date, as the Underliers may decrease in value together.

Although the correlation of the Underliers’ performance may change over the term of the Notes, the Contingent Coupon Rate is determined, in part, based on the correlation of the Underliers’ performance calculated using WFS’s proprietary pricing models at the time when the terms of the Notes are finalized. A higher Contingent Coupon Rate is generally associated with lower correlation of the Underliers, which reflects a greater potential for missed Contingent Coupons and for a loss of principal at maturity. The correlation referenced in setting the terms of the Notes is calculated using WFS’s proprietary pricing models and is not derived from the returns of the Underliers over the period set forth above. In addition, other factors and inputs other than correlation may impact how the terms of the Notes are set and the performance of the Notes.

PRS-24

United States Federal Tax Considerations

You should review carefully the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Notes.

Generally, this discussion assumes that you purchased the Notes for cash in the original issuance at the stated Original Offering Price and does not address other circumstances specific to you. Moreover, as discussed in the section entitled “United States Federal Tax Considerations” in the accompanying product supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a Note relates is a U.S. real property holding corporation or a passive foreign investment company. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a passive foreign investment company, or to a non-U.S. holder in the case of a U.S. real property holding corporation. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a Note.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the Notes or instruments that are similar to the Notes for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a Note for U.S. federal income tax purposes as a prepaid derivative contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, this treatment of the Notes is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes, including possible alternative tax treatments of the Notes and potential changes in applicable law.

Non-U.S. Holders. Because significant aspects of the tax treatment of the Notes are uncertain, persons having withholding responsibility in respect of the Notes may withhold on any coupon payment to you, generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the Notes, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax advisor regarding the tax treatment of the Notes, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (each, an “Underlying Security”). An IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Notes and representations provided by us, our counsel is of the opinion that the Notes should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any Underlying Security and, therefore, should not be subject to withholding tax under Section 871(m). A determination that the Notes are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the Notes.

In the event of any withholding on the Notes, we will not be required to pay any additional amounts with respect to amounts so withheld.

PRS-25

Supplemental Plan of Distribution

WFS, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, and UBS will act as agents for the Notes and will purchase the Notes at the Original Offering Price less the agent discount indicated on the cover page of this pricing supplement. UBS may sell all or part of the Notes that it purchases from us to investors at the Original Offering Price, or to its affiliates at the Original Offering Price less a concession not in excess of the agent discount set forth on the cover of this pricing supplement.

The agents or one or more of their respective affiliates expect to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the Notes. If WFS, UBS or any other dealer participating in the distribution of the Notes or any of their affiliates conduct hedging activities for us in connection with the Notes, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the Notes to you.

Approved Jurisdictions

In accordance with and subject to an agent accession agreement among Wells Fargo Finance LLC, Wells Fargo & Company and UBS, UBS will not offer, sell or deliver the Notes in any jurisdiction other than the United States.

PRS-26

Validity of the Notes and the Guarantee

In the opinion of Davis Polk & Wardwell LLP, as special counsel to Wells Fargo Finance LLC and Wells Fargo & Company, when the Notes offered by this pricing supplement have been issued by Wells Fargo Finance LLC pursuant to the indenture, the trustee has made, in accordance with the instructions of Wells Fargo Finance LLC, the appropriate entries or notations in its records relating to the master global note that represents such Notes (the “master note”) identifying such Notes as supplemental obligations thereunder, and such Notes have been delivered against payment as contemplated herein, such Notes will be valid and binding obligations of Wells Fargo Finance LLC and the related guarantee will constitute a valid and binding obligation of Wells Fargo & Company, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law or (ii)(x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Wells Fargo & Company’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Wells Fargo & Company or Wells Fargo Finance LLC, the indenture, the master note and the Notes (the indenture, the master note and the Notes referred to collectively as the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated January 22, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by Wells Fargo & Company on January 22, 2026.

PRS-27